                                  CINERGY CORP.

                                       AND

                                FIFTH THIRD BANK,
                                     Trustee

                                ----------------

                          First Supplemental Indenture

                         Dated as of September 12, 2001

                                       To

                                    Indenture

                         Dated as of September 12, 2001

                                ----------------

                            6.25% Debentures Due 2004

     FIRST  SUPPLEMENTAL  INDENTURE,  dated as of September  12,  2001,  between
Cinergy Corp.,  a corporation  duly organized and existing under the laws of the
State of Delaware (herein called the "Company"),  having its principal office at
139 East Fourth Street,  Cincinnati,  Ohio 45202,  and Fifth Third Bank, an Ohio
banking  corporation,  as  Trustee  (herein  called  the  "Trustee")  under  the
Indenture  dated as of  September  12, 2001  between the Company and the Trustee
(the "Indenture").

                             Recitals of the Company

     The Company has  executed  and  delivered  the  Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"),  to be issued in one or more series as provided in the Indenture.

     Pursuant to the terms of the Indenture,  the Company desires to provide for the establishment of a series of Securities, to be known as its 6.25% Debentures due 2004 (herein called the "Debentures"), in this First Supplemental Indenture.

     All things  necessary  to make this First  Supplemental  Indenture  a valid agreement of the Company have been done.

     Now, Therefore, This First Supplemental Indenture Witnesseth:

     For and in consideration of the premises and the purchase of the Debentures by the Holders thereof,  it is mutually agreed,  for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                   ARTICLE ONE

                             Terms of the Debentures

     Section 101. There is hereby  authorized a series of Securities  designated the "6.25%  Debentures  due  2004,"  limited in  aggregate  principal  amount to
$500,000,000  (except as  provided  in  Section  301(2) of the  Indenture).  The
Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid  interest  thereon on September 1, 2004.  The  Debentures initially shall be issued in the form of a registered  Global  Security  without coupons,  registered  in the name of Cede & Co.,  as nominee  of The  Depository
Trust Company (the "Depositary").

     Section 102. The  provisions of Section 305 of the Indenture  applicable to
Global Securities shall apply to the Debentures.

     Section  103.   Interest  on  each  of  the  Debentures  shall  be  payable semiannually on March 1 and September 1 in each year (each an "Interest  Payment
Date"), commencing on March 1, 2002, at the rate per annum specified in the form of Debentures, from September 12, 2001, or from the most recent Interest Payment
Date to which  interest  has been paid or duly  provided  for.  The  interest so payable,  and punctually paid or duly provided for, on any Interest Payment Date will be  paid  to the  Person  in  whose  name  such  Debenture  (or one or more
Predecessor  Securities)  is  registered at the close of business on the Regular
Record Date for such  interest,  which  shall be the  Business  Day  immediately preceding  such Interest  Payment Date.  The amount of interest  payable for any period will be computed on the basis of a 360-day year of twelve 30-day  months.
As used herein,  "Business Day" means any day other than a Saturday or Sunday or a day  which  banking  institutions  in New  York,  New York are  authorized  or obligated by law or executive order to be closed.

     Section 104.  Subject to agreements  with or the rules of the Depositary or any  successor  book-entry  security  system or similar  system with  respect to
Global  Securities,  payments  of interest  will be made by check  mailed to the
Holder of each  Debenture  at the address  shown in the Security  Register,  and payments of the principal  amount of each  Debenture will be made at maturity by check  against  presentation  of the  Debenture  at the  office or agency of the
Trustee.

     Section 105. The Debentures  shall be issued in  denominations of $1,000 or any integral multiple of $1,000.

     Section 106.  Principal and interest on the Debentures  shall be payable in the coin or currency  of the United  States of  America,  which,  at the time of payment, is legal tender for public and private debts.

     Section 107. The  Debentures  shall be subject to  defeasance  and covenant defeasance,  at the Company's  option, as provided for in Sections 1302 and 1303 of the Indenture.

     Section 108.  Subject to the terms of Article Eleven of the Indenture,  the
Company shall have the right to redeem the  Debentures,  at any time in whole or from  time to time in part,  until  maturity  (such  redemption,  a  "Make-Whole
Redemption"),  upon  not  less  than 30 nor more  than 60  days'  notice  to the
Holders,  at a Redemption  Price equal to the sum of (i) the principal amount of the Debentures  being redeemed plus accrued and unpaid  interest  thereon to the
Redemption  Date,  and (ii) the  Make-Whole  Amount if any,  with respect to the
Debentures being redeemed. For purposes of this Section 108:

     "Make-Whole Amount" means, in connection with any Make-Whole  Redemption of any Debentures, the excess, if any, of (i) the sum, as determined by a Quotation
Agent,  of the present  value of the principal  amount of such  Debentures to be redeemed,  together  with  scheduled  payments  of  interest  thereon  from  the
Redemption Date to September 1, 2004 (not including any portion of such payments of interest  accrued as of the Redemption  Date), in each case discounted to the
Redemption  Date on a semi-annual  basis  (assuming a 360-day year consisting of twelve  30-day  months)  at the  Adjusted  Treasury  Rate  over (ii) 100% of the principal amount of the Debentures to be redeemed.

     "Adjusted  Treasury Rate" means,  with respect to any Redemption Date for a
Make-Whole  Redemption,  the rate per annum equal to the semi-annual  equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the  Comparable  Treasury  Issue  (expressed  as a percentage  of its  principal amount)  equal  to the  Comparable  Treasury  Price  for such  Redemption  Date, calculated on the third Business Day preceding the Redemption Date, plus in each case .25% (25 basis points).

     "Comparable  Treasury  Issue"  means the United  States  Treasury  security selected by the Quotation Agent as having a maturity comparable to the remaining term from the  Redemption  Date to the Stated  Maturity of the  Debentures  that would be utilized,  at the time of selection  and in accordance  with  customary financial  practice,  in pricing  new issues of  corporate  debt  securities  of comparable maturity to the remaining term of the Debentures.

     "Quotation  Agent"  means the  Reference  Treasury  Dealer  selected by the
Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary U.S. Government securities dealer.

     "Comparable  Treasury Price" means, with respect to any Redemption Date for a  Make-Whole  Redemption,  (i) the average of the bid and asked  prices for the
Comparable  Treasury  Issue  (expressed  in  each  case as a  percentage  of its principal  amount) on the third Business Day preceding such Redemption  Date, as set forth in the daily statistical  release  designated "H.15" (or any successor release)  published by the Board of Governors of the Federal  Reserve  System or
(ii) if such  release (or any  successor  release) is not  published or does not contain  such prices on such  Business  Day,  (A) the  average of the  Reference
Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer  Quotations,  or (B) if the Trustee
obtains fewer than three such Reference Treasury Dealer Quotations,  the average of such Quotations.

     "Reference   Treasury  Dealer  Quotations"  means,  with  respect  to  each
Reference  Treasury Dealer and any Redemption Date for a Make-Whole  Redemption,
the average, as determined by the Trustee (after consultation with the Company), of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal  amount)  quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third
Business Day preceding such Redemption Date.

     Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Debentures to be redeemed. If less than all the Debentures are to be redeemed at the option of the Company,  the Trustee shall select, in such manner as it shall deem fair and appropriate, the Debentures to be redeemed in whole or in part.

     Unless the Company  defaults  in payment of the  Redemption  Price,  on and after any  Redemption  Date,  interest will cease to accrue on the Debentures or portions thereof called for redemption.

     Section 109. The interest rate payable on the Debentures will be subject to
adjustment  from  time  to  time  if  either  Moody's  Investor  Service,   Inc.
("Moody's")  or  Standard & Poor's  Ratings  Group  ("S&P")  reduces  the rating ascribed to the Securities issued under the Indenture below "Investment  Grade,"
which is Baa3 in the case of Moody's and BBB- in the case of S&P. In this event, the interest rate payable on the Debentures will be increased by .25% for such a reduction by either Moody's or S&P, as the case may be, with a maximum  increase of .50% if both such rating  agencies  reduce  their  ratings  below  Investment
Grade.  If Moody's or S&P  subsequently  increases  the rating  ascribed  to the
Securities  issued under the Indenture above Ba1 in the case of Moody's or above
BB+ in the case of S&P, then the interest rate payable on the Debentures will be decreased by .25% for such an upgrade by either  Moody's or S&P, as the case may be, with a maximum  decrease of .50% if both such rating agencies  upgrade their ratings to Investment  Grade,  but in no event will the interest rate be reduced to below the initial  interest rate of 6.25%. Any such interest rate increase or decrease will take effect from the Interest  Payment Date  following the related rating downgrade or upgrade, as the case may be. There is no limit to the number of times the interest rate payable on the Debentures  can be adjusted.  However, the  interest  rate  payable on the  Debentures  will not exceed  6.25%,  plus a maximum adjustment of .50% pursuant to this Section 109.

     Section 110. In the event an unaffiliated  third party acquires the Company or the Company is acquired through a management-led  buy-out (in either case, an
"Acquisition Event"), and both Moody's and S&P reduce the rating ascribed to the
Debentures  below  Investment  Grade within 30 calendar days of the  Acquisition
Event (an  "Acquisition  Downgrade"),  then each Holder of the Debentures  shall have the right, at the Holder's option, to require the Company to repurchase all or any  part  of  the  Holder's  Debentures.  The  Company  shall  purchase  the
Debentures  on the  Repurchase  Date at a price  equal to 100% of the  principal amount of the Debentures,  plus accrued and unpaid  interest,  to the Repurchase
Date.

     The Company shall give notice to the Trustee and Holders of the  Debentures within 30 calendar days after an Acquisition Downgrade. The date on which notice is given to the Trustee  shall be the  "Notice  Date." To require the Company to repurchase the Debentures,  a Holder must, on or before the close of business 20
Business Days prior to the Repurchase Date,  notify the Trustee of such Holder's exercise of this option and complete and submit appropriate documentation.

     For  purposes of this Section  110,  the  "Repurchase  Date" means the 45th calendar day after the Notice Date.

     If the Company fails to repurchase Debentures, as required by this Section,
(a) on the Repurchase  Date and (b) for 90 days following  notice to the Company from the  Trustee of such  failure,  it shall be an Event of  Default  under the
Indenture.

                                   ARTICLE TWO

                             Form of the Debentures

     Section 201. The Debentures are to be  substantially  in the following form and shall include  substantially  the legend shown so long as the Debentures are in Global Security form:

                           (FORM OF FACE OF DEBENTURE)

No. R-                                                                $---------

CUSIP No.

                                  CINERGY CORP.

                            6.25% DEBENTURES DUE 2004

UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT
FOR REGISTRATION OF TRANSFER,  EXCHANGE,  OR PAYMENT AND SUCH CERTIFICATE ISSUED
IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & Co., HAS AN INTEREST
HEREIN.

     CINERGY CORP., a corporation  duly organized and existing under the laws of the State of Delaware  (herein  called the  "Company,"  which term  includes any successor Person under the Indenture hereafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered  assigns,  the principal sum of _____________ and No/100 Dollars  ($_______) on September 1, 2004, and to pay
interest  thereon  from  September  12, 2001,  or from the most recent  Interest
Payment Date to which interest has been paid or duly provided for, semiannually, on March 1 and September 1 in each year,  commencing  March 1, 2002, at the rate of 6.25% per annum,  until the  principal  hereof is paid or made  available for payment.  The amount of interest  payable on any Interest  Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable,  and punctually paid or duly provided for, on any Interest Payment Date will,  as  provided in the  Indenture,  be paid to the Person in whose name this
Security (or one or more  Predecessor  Securities) is registered at the close of business on the Record Date for such  interest,  which shall be the Business Day immediately  preceding  such  Interest  Payment  Date.  Any such interest not so punctually  paid or duly provided for will forthwith  cease to be payable to the
Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor  Securities) is registered at the close of  business on a Special  Record  Date for the payment of such  Defaulted
Interest to be fixed by the Trustee, notice whereof shall be given to Holders of
Securities  of this  series not less than 10 days prior to such  Special  Record
Date,  or be paid at any time in any other lawful manner not  inconsistent  with the  requirements  of any  securities  exchange on which the  Securities of this series may be listed,  and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the  principal of and interest on this  Security will be made at the  corporate  trust office of the Trustee  maintained  for that purpose in the
City of Cincinnati,  in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private  debts;
provided,  however, that at the option of the Company payment of interest may be made by check  mailed to the  address  of the  Person  entitled  thereto as such address shall appear in the Security Register.

     Any payment on this  Security due on any day which is not a Business Day in the City of New York need not be made on such  day,  but may be made on the next succeeding  Business  Day with the same  force and  effect as if made on the due date and no interest shall accrue for the period from and after such date.

     As used  herein,  "Business  Day" means any day other  than a  Saturday  or
Sunday  or a day on  which  banking  institutions  in New  York,  New  York  are authorized or obligated by law or executive order to be closed.

     Reference  is hereby made to the further  provisions  of this  Security set forth on the reverse  hereof,  which further  provisions  shall for all purposes have the same effect as if set forth at this place.

     Unless the  certificate of  authentication  hereon has been executed by the
Trustee  referred to on the reverse  hereof by manual  signature,  this Security shall  not be  entitled  to any  benefit  under  the  Indenture  or be  valid or obligatory for any purpose.

     In Witness  Whereof,  the  Company has caused  this  instrument  to be duly executed.

                                  CINERGY CORP.

                                       By

                          CERTIFICATE OF AUTHENTICATION

Dated:

     This is one of the Securities of the series designated  therein referred to in the within-mentioned Indenture.

                                                   FIFTH THIRD BANK,
                                                         as Trustee

                                                    By
                                                    Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

This  Security is one of a duly  authorized  issue of  securities of the Company
(herein called the "Securities"),  issued and to be issued in one or more series under  an  Indenture,  dated  as  of  September  12,  2001  (herein  called  the
"Indenture,"  which  term  shall  have  the  meaning  assigned  to  it  in  such instrument), between the Company and Fifth Third Bank, as Trustee (herein called the "Trustee,"  which term includes any successor  trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the  respective rights,  limitations of rights, duties and immunities thereunder of the Company, the Trustee and the  Holders of the  Securities  and of the terms upon which the
Securities are, and are to be, authenticated and delivered. This Security is one of the series  designated  on the face hereof,  limited in  aggregate  principal amount to $500,000,000.

The interest rate payable on this  Security  will be subject to adjustment  from time to time if either Moody's Investor Service,  Inc. ("Moody's") or Standard &
Poor's  Ratings  Group  ("S&P")  reduces the rating  ascribed to the  Securities issued under the Indenture below  "Investment  Grade," which is Baa3 in the case of Moody's and BBB- in the case of S&P. In this event, the interest rate payable on this  Security  will be  increased  by .25% for such a  reduction  by  either
Moody's or S&P, as the case may be, with a maximum increase of .50% if both such rating agencies reduce their ratings below  Investment  Grade. If Moody's or S&P subsequently  increases the rating  ascribed to the Securities  issued under the
Indenture above Ba1 in the case of Moody's or above BB+ in the case of S&P, then the interest rate payable on this Security will be decreased by .25% for such an upgrade by either Moody's or S&P, as the case may be, with a maximum decrease of
 .50% if both such rating agencies upgrade their ratings to Investment Grade, but in no event will the interest rate be reduced to below the initial interest rate of 6.25%.  Any such interest rate increase or decrease will take effect from the
Interest Payment Date following the related rating downgrade or upgrade,  as the case may be. There is no limit to the number of times the interest  rate payable on this  Security can be adjusted.  However,  the interest  rate payable on this
Security will not exceed 6.25%, plus a maximum adjustment of .50%.

The  Indenture  contains  provisions  for  defeasance  at any time of the entire indebtedness  of this  Security or certain  restrictive  covenants and Events of
Default with respect to this Security upon  compliance  with certain  conditions set forth in the Indenture.

The Securities of this series are subject to optional  redemption at any time in whole  or from  time to  time  in  part,  until  maturity  (such  redemption,  a
"Make-Whole Redemption"), upon not less than 30 nor more than 60 days' notice to the Holders,  at a Redemption Price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the
Redemption Date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to the Securities being redeemed.

"Make-Whole  Amount" means, in connection with any Make-Whole  Redemption of any
Securities,  the excess,  if any, of (i) the sum, as  determined  by a Quotation
Agent of the present value of the principal amount of such Securities,  together with  scheduled  payments  of  interest  thereon  from  the  Redemption  Date to
September  1, 2004 (not  including  any  portion of such  payments  of  interest accrued as of the Redemption  Date),  in each case  discounted to the Redemption
Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted  Treasury Rate over (ii) 100% of the principal amount of the Securities to be redeemed.

"Adjusted  Treasury  Rate"  means,  with  respect to any  Redemption  Date for a
Make-Whole  Redemption,  the rate per annum equal to the semi-annual  equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the  Comparable  Treasury  Issue  (expressed  as a percentage  of its  principal amount)  equal  to the  Comparable  Treasury  Price  for such  Redemption  Date, calculated on the third Business Day preceding the Redemption Date, plus in each case .25% (25 basis points).

"Comparable  Treasury Issue" means the United States Treasury  security selected by the Quotation  Agent as having a maturity  comparable  to the remaining  term from the Redemption  Date to the Stated Maturity of the Securities that would be utilized,  at the time of selection and in accordance  with customary  financial practice,  in pricing new issues of  corporate  debt  securities  of  comparable maturity to the remaining term of the Securities.

"Quotation  Agent" means the Reference  Treasury  Dealer selected by the Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary
U.S. Government securities dealer.

"Comparable  Treasury  Price" means,  with respect to any Redemption  Date for a
Make-Whole  Redemption,  (i) the  average  of the bid and asked  prices  for the
Comparable  Treasury  Issue  (expressed  in  each  case as a  percentage  of its principal  amount) on the third Business Day preceding such Redemption  Date, as set forth in the daily statistical  release  designated "H.15" (or any successor release)  published by the Board of Governors of the Federal  Reserve  System or
(ii) if such  release (or any  successor  release) is not  published or does not contain  such prices on such  Business  Day,  (A) the  average of the  Reference
Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer  Quotations,  or (B) if the Trustee
obtains fewer than three such Reference Treasury Dealer Quotations,  the average of such Quotations.

"Reference  Treasury Dealer  Quotations"  means,  with respect to each Reference
Treasury  Dealer  and any  Redemption  Date  for a  Make-Whole  Redemption,  the
average, as determined by the Trustee (after consultation with the Company),  of the bid and asked prices for the Comparable  Treasury  Issue  (expressed in each case as a percentage of its principal  amount)  quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third
Business Day preceding such Redemption Date.

Notice of any  redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption  Date to each Holder of Securities to be redeemed.  If less than all the  Securities  are to be redeemed at the option of the Company,  the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities to be redeemed in whole or in part.

Unless the Company defaults in payment of the Redemption Price, on and after any
Redemption  Date,  interest  will cease to accrue on the  Securities or portions thereof called for redemption.

If an Event of Default with respect to Securities of this series shall occur and be  continuing,  the principal of the  Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The  Indenture  permits,  with  certain  exceptions  as  therein  provided,  the amendment  thereof and the  modification  of the rights and  obligations  of the
Company  and the rights of the  Holders of the  Securities  of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal  amount of the  Securities  at the time outstanding of each series to be affected.  The Indenture also contains provisions  permitting  the  Holders of a majority  in  principal  amount of the
Securities of each series at the time  outstanding,  on behalf of the Holders of all Securities of such series,  to waive  compliance by the Company with certain provisions of the  Indenture  and certain past defaults  under the Indenture and their  consequences.  Any such consent or waiver by the Holder of this  Security shall be conclusive  and binding upon such Holder and upon all future Holders of this  Security  and of any  Security  issued upon the  registration  of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the  provisions  of the  Indenture,  the Holder of this Security shall not have the right to institute any proceeding  with respect to the  Indenture  or for the  appointment  of a receiver  or trustee or for any other  remedy  thereunder,  unless such Holder shall have  previously  given the
Trustee  written  notice of a  continuing  Event of Default  with respect to the
Securities of this series,  the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the  Trustee  to  institute  proceedings  in respect of such Event of
Default as Trustee and offered the Trustee  reasonably  satisfactory  indemnity, and the  Trustee  shall not have  received  from the  Holders of a  majority  in principal  amount  of  Securities  of this  series  at the  time  Outstanding  a direction inconsistent with such request, and shall have failed to institute any such proceeding,  for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the
Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional,  to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the  Indenture  and  subject to certain  limitations  therein set forth,  the transfer of this Security is registrable  in the Security  Register, upon  surrender of this Security for  registration  of transfer at the office or agency of the Company in any place where the  principal  of and interest on this
Security are payable,  duly endorsed by, or accompanied by a written  instrument of transfer in form satisfactory to the Company and the Security  Registrar duly executed by, the Holder hereof or his attorney duly  authorized in writing,  and thereupon  one or more new  Securities  of this  series  and of like  tenor,  of authorized  denominations and for the same aggregate  principal amount,  will be issued to the designated transferee or transferees.

The  Securities  of this series are  issuable  only in  registered  form without coupons  in  denominations  of $1,000  and any  integral  multiple  thereof.  As provided in the Indenture and subject to certain  limitations therein set forth,
Securities of this series are exchangeable for a like aggregate principal amount of  Securities  of this  series  and of like  tenor  of a  different  authorized denomination,  as  requested  by the Holder  surrendering  the same.  No service charge shall be made for any such registration of transfer or exchange,  but the
Company  may  require  payment  of a sum  sufficient  to cover  any tax or other governmental charge payable in connection therewith.

Prior to due  presentment  of this Security for  registration  of transfer,  the
Company,  the  Trustee and any agent of the Company or the Trustee may treat the
Person in whose name this  Security is  registered  as the owner  hereof for all purposes,  whether or not this Security be overdue, and neither the Company, the
Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security  which are defined in the  Indenture  shall have the meanings assigned to them in the Indenture.

                                  ARTICLE THREE

                          Original Issue of Debentures

     Section 301.  Debentures in the aggregate principal amount of $500,000,000, may, upon execution of this First Supplemental  Indenture,  or from time to time thereafter,  be  executed  by the  Company  and  delivered  to the  Trustee  for authentication,  and the Trustee shall thereupon  authenticate  and deliver said
Debentures upon a Company Order without any further action by the Company.

                                  ARTICLE FOUR

                       Paying Agent and Security Registrar

     Section  401.  Fifth  Third  Bank will be the  Paying  Agent  and  Security
Registrar for the Debentures.

                                  ARTICLE FIVE

                                Sundry Provisions

     Section  501.  Except  as  otherwise   expressly  provided  in  this  First
Supplemental Indenture or in the form of Debenture or otherwise clearly required by the  context  hereof or  thereof,  all terms  used  herein or in said form of
Debenture  that are defined in the  Indenture  shall have the  several  meanings respectively assigned to them thereby.

     Section 502. The  Indenture,  as  supplemented  by this First  Supplemental
Indenture,   is  in  all  respects  ratified  and  confirmed,   and  this  First
Supplemental  Indenture  shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     This  instrument  may be  executed in any number of  counterparts,  each of which so executed shall be deemed to be an original,  but all such  counterparts shall together constitute but one and the same instrument.

     In Witness Whereof,  the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.

                                            CINERGY CORP.

                                            By   /s/ Wendy L. Aumiller
                                                     Wendy L. Aumiller
                                                     Assistant Treasurer

                                            FIFTH THIRD BANK, as Trustee

                                            By    /s/ Christine M. Schaub
                                                      Christine M. Schaub
                                                         Vice President